UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 15, 2020 (September 9, 2020)

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NVUS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 14, 2020, Novus Therapeutics, Inc., a Delaware corporation (“Novus” or the “Company”), acquired Anelixis Therapeutics, Inc., a Delaware corporation (“Anelixis”) pursuant to that certain Agreement and Plan of Merger, dated September 14, 2020 (the “Merger Agreement”), by and among Novus, Nautilus Merger Sub 1, Inc., a Delaware corporation and wholly owned subsidiary of Novus (“First Merger Sub”), Nautilus Merger Sub 2, LLC, a Delaware limited liability company and wholly owned subsidiary of Novus (“Second Merger Sub”), and Anelixis. Pursuant to the Merger Agreement, First Merger Sub merged with and into Anelixis, pursuant to which Anelixis was the surviving entity and became a wholly owned subsidiary of Novus (the “First Merger”). Immediately following the First Merger, Anelixis merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (the “Second Merger,” together with the First Merger, the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes. Following the acquisition of Anelixis, the Company will continue to maintain its corporate headquarters in Southern California and will maintain research and development facilities in the Boston area.

Under the terms of the Merger Agreement, at the closing of the Merger, Novus issued to the stockholders of Anelixis 3,857,528 shares of the common stock of Novus, par value $0.001 per share (the “Common Stock”) and 146,765 shares of newly designated Series X1 Preferred Stock (as described below).

Reference is made to the discussion of the Series X1 Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Pursuant to the Merger Agreement, Novus has agreed to hold a stockholders’ meeting to seek stockholder approval of the conversion of the Series X1 Preferred Stock into shares of Common Stock in accordance with Nasdaq Listing Rule 5635(a) (the “Conversion Proposal”). If necessary, the Novus will also seek stockholder approval of an amendment to the certificate of incorporation of Novus to authorize sufficient shares of Common Stock for the conversion of the Series X1 Preferred Stock issued pursuant to the Merger Agreement and the Purchase Agreement (as described below) (the “Charter Amendment Proposal,” and together with the Conversion Proposal, the “Meeting Proposals”). In connection with the these matters, Novus intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant soliciting and disclosure materials.

The Board of Directors of Novus (the “Board”) unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger was not subject to approval of the Novus stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Novus or Anelixis. The Merger Agreement contains representations, warranties and covenants that Novus and Anelixis made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between Novus and Anelixis and may be subject to important qualifications and limitations agreed to by Novus and Anelixis in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between Novus and Anelixis rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Novus’ public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, Novus and Anelixis entered into stockholder support agreements (the “Support Agreements”) with Novus’s directors and certain officers and two of Novus’s largest stockholders, which collectively own an aggregate of approximately 26% of the shares of Novus Common Stock outstanding immediately prior to the Merger. The Support Agreements provide that, among other things, each of the stockholders has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Conversion Proposal at the Novus stockholders’ meeting to be held in connection therewith.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit A to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, those individuals who will be serving as an officer or director of Novus immediately after the Merger entered into lock-up agreements with Novus and Anelixis, pursuant to which each stockholder will be subject to a 90-day lockup on the sale or transfer of shares of Common Stock held by each such stockholder at the closing of the Merger, including those shares issued in the Merger (the “Lock-up Agreements”).

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Stock Purchase Agreement

On September 14, 2020, Novus entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”). Pursuant to the Purchase Agreement, Novus agreed to sell an aggregate of approximately 217,200 shares of Series X1 Preferred Stock for an aggregate purchase price of approximately $108.15 million (collectively, the “Financing”). Subject to stockholder approval, each share of Series X1 Preferred Stock is convertible into 1,000 shares of Common Stock, as described below. The preferences, rights and limitations applicable to the Series X1 Preferred Stock are set forth in the Certificate of Designation (as described below). The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Registration Rights Agreement

On the closing of the Financing, Novus intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, Novus will prepare and file a resale registration statement with the SEC within 90 calendar days following the closing of the Financing (the “Filing Deadline”). Novus will use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within 30 calendar days of the Filing Deadline (or within 60 calendar days if the SEC reviews the registration statement).

Novus will also agree among other things, to indemnify the Investors, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to Novus’ obligations under the Registration Rights Agreement.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On September 14, 2020, Novus completed its acquisition of Anelixis. The information contained in Item 1.01 of this Current Report on Form 8-K regarding the acquisition of Anelixis is incorporated by reference into this Item 2.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Common Stock and Preferred Stock issued in the Merger and the Financing (collectively, the “Securities”) were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Regulation D thereunder. Each of the former Anelixis stockholders and the Investors are an “accredited investor,” as defined in Regulation D, and are acquiring the Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

The Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock or any other securities of Novus.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Officers and Directors

David-Alexandre C. Gros, M.D.

On September 9, 2020, David-Alexandre C. Gros, M.D. was appointed as the Chief Executive Officer and a director of Novus. Dr. Gros replaces Jon Kuwahara as the Company’s “principal executive officer” following Mr. Kuwahara’s appointment as the Company’s interim principal executive officer on September 4, 2020. Mr. Kuwahara continues to serve as Novus’s principal financial officer and principal accounting officer.

Dr. Gros, age 48, had been serving as an advisor to Novus since May 2020 and joined Novus from Imbria Pharmaceuticals, Inc., a clinical-stage biotechnology company, where since May 2018, he was Co-Founder, Chief Executive Officer and served on its board of directors, including as Chairman. Since November 2018, he has also served on the board of directors of Eliem Pharmaceuticals. He previously served as President and Chief Operating Officer of Neurocrine Biosciences, Inc., from January to December 2017. Beforehand, he was the Senior Vice President, Chief Business Officer and Principal Financial Officer, and was a member of the Management Board of Alnylam Pharmaceuticals, Inc., from June 2015 to January 2017. Prior to joining Alnylam, Dr. Gros served as Executive Vice President and Chief Strategy Officer at Sanofi SA, from September 2011 to June 2015, where he was a member of the Executive Committee. Prior to Sanofi, he held positions of increasing responsibility with a focus on biotechnology and pharmaceuticals in investment banking at Centerview Partners from 2009 to 2011 and Merrill Lynch from 2006 to 2009, and in management consulting at McKinsey & Company from 2002 to 2006. Dr. Gros holds an M.D. from The Johns Hopkins University School of Medicine, an M.B.A. from Harvard Business School and a B.A. from Dartmouth College.

Dr. Gros’s employment agreement provides for “at will” employment. Pursuant to the terms of his employment agreement, Dr. Gros is entitled to an annual base salary of $500,000 and an annual target bonus equal to 60% of his base salary. Additionally, Dr. Gros will receive a one-time signing bonus in the amount of $92,000, which represents amounts earned for service as a consultant prior to his appointment as an officer on September 9, 2020. Subject to certain terms and conditions set forth in his employment agreement, Dr. Gros will be eligible to receive a performance bonus in the amount of $10,000,000, payable at the election of Novus in cash, Common Stock or in a combination of cash and Common Stock. In addition, Dr. Gros was granted an option to purchase up to 18,278.14 shares of Series X1 Preferred Stock (as defined below) at an exercise price of $500 per share, which option vests and becomes exercisable over a four-year period from the date of grant. Dr. Gros is also eligible to receive an additional grant of shares of Common Stock (or cash payable in lieu of such shares), which grant is dependent upon the occurrence of certain events within a five-year period from the acquisition of Anelixis. Dr. Gros is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of his employment agreement, if Dr. Gros’s employment is terminated for cause (as defined in his employment agreement) or by Dr. Gros without good reason (as defined in his employment agreement), Dr. Gros will receive (i) his base salary accrued through the date of termination, (ii) any annual bonus amount earned, but unpaid, as of the date of termination for the year immediately preceding the year in which termination occurs, (iii) unpaid expense reimbursements and (iv) any vested benefits under the employee benefit plans of Novus (collectively, the “vested rights”). Pursuant to the terms of his employment agreement, if Dr. Gros’s employment is terminated by Novus without cause (as defined in his employment agreement) or by Dr. Gros for good reason (as defined in his employment agreement), Dr. Gros will receive the vested rights, and, subject to Dr. Gros’s execution of a release in favor of Novus, Dr. Gros will be entitled to receive: (i) an amount equal to twelve months of base salary, (ii) a pro rata portion of Dr. Gros’s annual target bonus for the year in which termination of service occurs, (iii) credit for an additional twelve months of vesting under all outstanding equity awards that are subject to time-based vesting criteria, and (iv) up to 12 months of health insurance reimbursement under COBRA. In the event that Dr. Gros’ employment is terminated without cause or for good reason within 90 days before or twelve months after a change in control of Novus (as defined in his employment agreement), in lieu of the severance payments and benefits described in the preceding sentences and subject to Dr. Gros’ execution of a release in favor of Novus, Dr. Gros will be entitled to receive, in addition to the vested rights: (i) an amount equal to 1.5 times his annual base salary and annual target bonus, (ii) full acceleration of vesting of all equity awards subject to time-based vesting criteria, and (iii) up to 18 months of health insurance reimbursement under COBRA.

In connection with Dr. Gros’s appointment as Chief Executive Officer, Dr. Gros has entered into Novus’s standard form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.3. Pursuant to the terms of the indemnification agreement, Novus may be required, among other things, to indemnify Dr. Gros for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer and/or director.

Dr. Gros has no family relationship with any of the executive officers or directors of Novus. There are no arrangements or understandings between Dr. Gros and any other person pursuant to which he was appointed as an officer and/or director of Novus.

Steven N. Perrin, Ph.D.

On September 14, 2020, Steven N. Perrin, Ph.D. was appointed as the President and Chief Scientific Officer, in which capacity Dr. Perrin will report to Dr. Gros and will oversee the clinical, preclinical, regulatory and manufacturing activities of the combined companies and will be based in the Boston area. Dr. Perrin was also appointed as a director of Novus. Prior to joining Novus, Dr. Perrin, age 55, served as Chief Executive Officer of Anelixis Therapeutics since January 2013, and has been Executive Chairman of the ALS Therapy Development Institute since June 2010. Dr. Perrin also served as Chief Scientific Officer for ALS Therapy Development Institute from January 2007 to August 2018, and Associate Director of Molecular Profiling for Biogen Idec. from January 2005 to December 2006. Dr. Perrin received his Bachelor of Science in Biology from Boston College in 1987 and his PhD in Biochemistry from Boston University School of Medicine in 1994.

Dr. Perrin’s employment agreement provides for “at will” employment. Pursuant to the terms of his employment agreement, Dr. Perrin is entitled to an annual base salary of $400,000 and an annual target bonus equal to 50% of his base salary. In addition, Dr. Perrin was granted an option to purchase up to 7,856.409 shares of Series X1 Preferred Stock at a price of $500 per share, which option vests with respect to 1,949.260 shares over a one-year period from the date of grant and with respect to 5,907.149 shares over a two-year period from the date of grant. Dr. Perrin is eligible to participate in the employee benefit plans generally available to full-time employees, subject to the terms of those plans.

Pursuant to the terms of his employment agreement, if Dr. Perrin’s employment is terminated for cause (as defined in his employment agreement) or by Dr. Perrin without good reason (as defined in his employment agreement), Dr. Perrin will receive (i) his base salary accrued through the date of termination, (ii) unpaid expense reimbursements, and (iii) any vested benefits under the employee benefit plans of Novus (the “vested compensation”). Pursuant to the terms of his employment agreement, if Dr. Perrin’s employment is terminated by Novus without cause (as defined in his employment agreement) or by Dr. Perrin for good reason (as defined in his employment agreement), Dr. Perrin will receive the vested compensation. Additionally, subject to Dr. Perrin’s execution of a release in favor of Novus, Dr. Perrin will be entitled to receive either: (i) an amount equal to 1.5 times his base salary payable over eighteen months if Dr. Perrin’s employment is terminated before the first anniversary of the effective date of the employment agreement, or (ii) an amount equal to 1.0 times his base salary payable over twelve months if Dr. Perrin’s employment is terminated after the first anniversary of the effective date of the employment agreement. Dr. Perrin will also be entitled to receive (i) acceleration of vesting of the equity awards initially granted to him under his employment agreement, and (ii) up to 12 months of health insurance reimbursement under COBRA. In the event that Dr. Perrin’s employment is terminated without cause, or Dr. Perrin terminates his employment for good reason, in either case within 30 days before or twelve months after a change in control, in lieu of the severance payments and benefits described in the preceding sentences and subject to Dr. Perrin’s execution of a release in favor of Novus, Dr. Perrin will be entitled to receive the vested compensation, as well as: (i) an amount equal to 1.0 times his base salary and annual target bonus for the year in which termination occurs, (ii) full acceleration of all equity awards subject to time-based vesting, and (iii) up to 18 months of health insurance reimbursement under COBRA.

In connection with Dr. Perrin’s appointment as President and Chief Scientific Officer, Dr. Perrin will enter into Novus’s standard form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.3. Pursuant to the terms of the indemnification agreement, Novus may be required, among other things, to indemnify Dr. Perrin for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as an officer and/or director.

Dr. Perrin has no family relationship with any of the executive officers or directors of Novus. Dr. Perrin was appointed as an officer and director of Novus as contemplated in the Merger Agreement. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between Dr. Perrin and any other person pursuant to which he was appointed as an officer and/or director of Novus.

Walter Ogier

On September 14, 2020, Walter Ogier was appointed to the Novus board of directors. Mr. Ogier, age 63, has served as the Chairman of Anelixis since September 2017. Mr. Ogier has more than 30 years of experience developing therapeutic medical products ranging from pharmaceuticals to medical devices, stem and immune cell therapies, and gene therapies. From December 2016 to June 2017, Mr. Ogier served as President and CEO of Regenacy Pharmaceuticals, LLC and from December 2016 through March 2020, he was a member of Regenacy Pharmaceuticals’ Board of Directors. Additionally, Mr. Ogier currently serves as a member on the Board of Directors of Biothera Pharmaceuticals, Inc., and has done so since July 2015, on the Board of Managers of Thetis Pharmaceuticals LLC, and has done so since January 2016, on the Board of Directors of Nemucore Medical Innovations, Inc., and has done so since January 2019, and on the Board of Directors of IRX Therapeutics Inc. from July 2018, until its acquisition by Brooklyn Immunotherapeutics LLC in November 2018. From 2001 to 2005, Mr. Ogier served as Chief Executive Officer of Genetix Pharmaceuticals (now bluebird bio, Inc., Nasdaq: BLUE) and of Acetylon Pharmaceuticals from 2008 to December 2016 when it was sold to Celgene Corporation, a Bristol Myers Squibb Company (NYSE: BMY). Finally, Mr. Ogier served as CEO and Director for Arbios Systems, Inc. (OTC: ABOS) from 2005 to 2007. Mr. Ogier received his Bachelor of Arts in Chemistry from Williams College in 1979 and an MBA from Yale School of Management in 1987. The Novus Board has determined that Mr. Ogier qualifies as an “independent” director under applicable Nasdaq Marketplace Rules.

In connection with Mr. Ogier’s appointment as a director, Mr. Ogier will enter into Novus’s standard form of indemnification agreement, a copy of which is attached hereto as Exhibit 10.3. Pursuant to the terms of the indemnification agreement, Novus may be required, among other things, to indemnify Mr. Ogier for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as a director.

Mr. Ogier has no family relationship with any of the executive officers or directors of Novus. Mr. Ogier was appointed as a director of Novus as contemplated in the Merger Agreement. Other than as set forth in the Merger Agreement, there are no arrangements or understandings between Mr. Ogier and any other person pursuant to which he was appointed as an officer and/or director of Novus.

Consulting and Separation Agreement

As was previously disclosed in the Company’s Current Report on Form 8-K filed on September 4, 2020, Gregory J. Flesher resigned his position as Chief Executive Officer and director of Novus effective September 4, 2020, at which time Mr. Flesher and Novus entered into a consulting agreement providing for cash remuneration for post-separation consulting services. On September 14, 2020, the Company amended Mr. Flesher’s consulting agreement to remove any cash-based compensation and instead provide Mr. Flesher with equity-based compensation consisting of an option to purchase up to 1,167.2 shares of Series X1 Preferred Stock at a price of $500 per share, which option shall vest and become exercisable over the two-year term of the consulting agreement, and which option grant shall be subject to stockholder approval as part of a to-be-adopted equity incentive plan. Additionally on September 14, 2020, the Company entered into a separation agreement with Mr. Flesher pursuant to which he will be entitled to: (i) receive severance pay in the aggregate amount of $1,263,483, (ii) full acceleration of the vesting of equity awards held by Mr. Flesher as of September 4, 2020, and (iii) up to 18 months of health insurance reimbursement under COBRA. Mr. Flesher’s right to receive the foregoing severance benefits is subject to his execution and delivery of a release of claims in favor of Novus.

Resignation of Director; Board and Committee Composition

Effective September 9, 2020, Mr. Erez Chimovits resigned from the Board and any respective committee of the Board to which he was a member. The resignation was not the result of any disagreements with Novus relating to the Novus’ operations, policies or practices.

As of September 14, 2020, the Novus Board of Directors consists of four independent directors (Messrs. Katkin, Lyons, McBride and Ogier) and two non-independent directors (Drs. Gros and Perrin). Dr. Perrin and Mr. Ogier were appointed to the Board pursuant to the Merger Agreement, with their appointments effective as of the closing of the Merger.

Audit Committee

In connection with the closing of the Merger, Gary A. Lyons and Walter Ogier were appointed to the audit committee of the Board, and John McBride was appointed the chair of the audit committee.

Compensation Committee

In connection with the closing of the Merger, Walter Ogier was appointed to the compensation committee of the Board, and Gary A. Lyons was appointed the chair of the compensation committee.

Nominating and Corporate Governance Committee

In connection with the closing of the Merger, John McBride was appointed to the nominating and corporate governance committee of the Board, and Keith A. Katkin was appointed the chair of the nominating and corporate governance committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 14, 2020, Novus filed a Certificate of Designation of Preferences, Rights and Limitations of the Series X1 Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation establishes the rights of the shares of Series X1 Convertible Preferred Stock, par value $0.001 per share (the “Series X1 Preferred Stock”), which is intended to have economic rights equivalent to the Company’s Common Stock, but has only limited voting rights.

Holders of Series X1 Preferred Stock are entitled to receive dividends on shares of Series X1 Preferred Stock equal, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Subject to stockholder approval of the Conversion Proposal, the Series X1 Preferred Stock is convertible into Common Stock at rate of 1,000 shares of Common Stock for every one share of Series X1 Preferred

Stock that is converted. Except as otherwise required by law, the Series X1 Preferred Stock does not have voting rights. However, as long as any shares of Series X1 Preferred Stock are outstanding, Novus will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series X1 Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series X1 Preferred Stock, (b) alter or amend the Certificate of Designation, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series X1 Preferred Stock, (d) increase the number of authorized shares of Series X1 Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Additionally, the approval of the holders of a majority of the Series X1 Preferred Stock is required for certain change of control transactions, provided that this approval right will terminate upon stockholder approval of the Conversion Proposal. The Series X1 Preferred Stock does not have a preference upon any liquidation, dissolution or winding-up of Novus.

Following stockholder approval of the Conversion Proposal, (i) effective as of 5:00 p.m. (Eastern time) on the second business day after the date on which such stockholder approval is received, each share of Series X1 Preferred Stock then outstanding automatically converts into 1,000 shares of Common Stock, and (ii) at any time thereafter at the option of the holder thereof, into 1,000 shares of Common Stock, in the case of each of (i) and (ii) subject to certain beneficial ownership limitations, including that a holder of Series X1 Preferred Stock is prohibited from converting shares of Series X1 Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be initially set at 9.9% and thereafter adjusted by the holder between to a number between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

The foregoing description of the Series X1 Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On September 14, 2020, Novus issued a press release announcing, among other things, the acquisition of Anelixis and the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including the information in the press release attached as Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of Novus under the Securities Act of 1933, as amended.

Forward-Looking Statements

This Current Report on Form 8-K and certain exhibits furnished or filed herewith contain forward-looking statements, including, without limitation, statements related to the estimated cash expenditures associated with termination benefits. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Novus does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from Novus’ historical experience and its present expectations or projections. These risks and uncertainties include, but are not limited to, those described above and in “Item 1A. Risk Factors” and elsewhere in Novus’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and those described from time to time in other reports which Novus files with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated September 14, 2020, by and among Novus Therapeutics, Inc., Nautilus Merger Sub 1, Inc., Nautilus Merger Sub 2, LLC and Anelixis Therapeutics, Inc.(1)

3.1	Certificate of Designations of Series X1 Convertible Preferred Stock

10.1	Stock Purchase Agreement, dated as of September 14, 2020, by and among Novus Therapeutics, Inc. and each purchaser identified on Annex A thereto

10.2	Form of Registration Rights Agreement, by and among Novus Therapeutics, Inc. and certain purchasers

10.3	Form of Indemnification Agreement

99.1	Joint Press Release of Novus Therapeutics, Inc. and Anelixis Therapeutics, Inc., dated September 14, 2020

(1)

Schedules have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Novus agrees to furnish supplementally a copy of any omitted schedule to the SEC upon its request; provided, however, that Novus may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedule so furnished. Certain portions of this exhibit (indicated by “[***]”) have been omitted because they are both (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: September 15, 2020	By:	/s/ David-Alexandre C. Gros, M.D.
	Name:	David-Alexandre C. Gros, M.D.
	Title:	Chief Executive Officer